UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019 (June 21, 2019)

KAIXIN AUTO HOLDINGS

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38261	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5/F, North Wing, 18 Jiuxianqiao Middle Road Chaoyang District, Beijing People’s Republic of China	100016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 (10) 8448 1818

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares	KXIN	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by Kaixin Auto Holdings (the “Company”) on June 3, 2019, the Company received a written notice (the “Notice”) from Listing Qualifications of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company has not complied with the requirements of IM-5101-2 of the listing rules of Nasdaq (the “Listing Rules”) with respect to its warrants (the “Warrants”). The Notice states that, unless the Company requests an appeal, Nasdaq will suspend the trading of the Warrants at the opening of business on June 11, 2019 and remove them from listing and registration on Nasdaq.

The Company did not make an appeal and Nasdaq announced on June 21, 2019 that it will delist the Warrants of the Company. Nasdaq will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed.

The listing of the Company's ordinary shares, which are traded on the Nasdaq Capital Market under the ticker symbol “KXIN,” is not affected by the delisting of the Warrants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2019

KAIXIN AUTO HOLDINGS

By:	/s/ Thomas Jintao Ren
	Name:	Thomas Jintao Ren
	Title:	Chief Financial Officer

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